Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2011 Third Quarter Results

Average active selling communities grow to 159 from 131 in Q3 2010
Net new orders up 38% vs. Q3 2010

IRVINE, CALIFORNIA, October 27, 2011.  Standard Pacific Corp. (NYSE: SPF) announced results for the third quarter and nine months ended September 30, 2011.

2011 Third Quarter Highlights

•	Net new orders of 764; flat compared to Q2 2011 and up 38% from Q3 2010

•	Adjusted net income of $3.2 million* (net loss of $6.4 million including impairment charges, deposit write-offs and restructuring charges)

•	Backlog of 848 homes; up 9% from Q2 2011 and up 40% from Q3 2010

•	159 average active selling communities (11 new/10 closed out); up 4% from prior quarter and up 21% from Q3 2010

•	Average selling price of $346 thousand; up 3% from Q2 2011

•	Homebuilding revenues up 17% due to 16% increase in new home deliveries from Q3 2010

•	Inventory impairment charges totaling $7.3 million in four communities; $1.7 million of deposit write-offs

•	Adjusted gross margin from home sales of 18.8%* (15.8% including inventory impairments); down 120 basis points from Q2 2011 and 480 basis points from Q3 2010

•	Adjusted SG&A rate from home sales of 15.9%* (16.2% including restructuring charges); 190 basis point improvement from Q2 2011 and 170 basis point improvement from Q3 2010

o	Restructuring charge of $0.6 million recognized in conjunction with the implementation of the Company’s 10% G&A expense reduction plan

•	Operating cash outflows of $78.5 million in Q3 2011, a $43.5 million improvement from $122.0 million in Q2 2011

o	Excluding land purchases and development costs, cash inflows of $27.9 million* in Q3 2011 and $1.9 million* in Q2 2011

•	Adjusted EBITDA of $28.4 million*, or 11.7%* of homebuilding revenues, in Q3 2011 ($91.9 million*, or 11.5%*, for LTM ended September 30, 2011)

•	Cash balance of $451.2 million with $197 million available from revolving credit facility vs. $546.1 million in cash as of the end of Q3 2010 when the Company had no revolving credit facility

•	Approved land purchases of $55 million for 1,280 lots; down from $98.5 million for 1,493 lots in Q2 2011

Ken Campbell, the Company’s CEO commented, “Our 38% year-over-year order growth and increasing ASP are a reflection of the execution of our strategy to grow community count in desirable locations and increase our product mix within the move-up segment.”  Scott Stowell, the Company’s President added, “Through our focus on community count growth and cost reduction over the last several years we have lowered our break-even absorption rate, better positioning the Company for profitability in what we expect to be an ongoing, difficult 2012 housing market.”

For the third quarter of 2011, the Company reported a net loss of $6.4 million, or $0.02 per share, on homebuilding revenues of $241.8 million compared to net income of $4.5 million, or $0.02 per share, on homebuilding revenues of $207.5 million in the 2010 third quarter.  The net loss in the 2011 third quarter included $9.0 million of inventory impairment charges and deposit write-offs and $0.6 million of restructuring charges.  Excluding these charges, the Company’s adjusted net income was $3.2 million* in the 2011 third quarter.

Homebuilding revenues increased 17% from $207.5 million for the 2010 third quarter to $241.8 million for the 2011 third quarter driven primarily by a 16% increase in new home deliveries to 697 homes.  The Company’s consolidated average home price for the 2011 third quarter was $346 thousand, which was up 3% over the prior quarter.

Gross margin from home sales for the 2011 third quarter was 15.8% (18.8%* excluding $7.3 million of inventory impairment charges) versus 17.0% (20.0%* excluding $6.0 million of inventory impairment charges) for the prior quarter.   The 120 basis point decline in the 2011 third quarter adjusted gross margin from home sales was driven by lower margins in substantially all of the Company’s markets due to general price softening and a mix shift to more deliveries from lower margin projects.  The impairments related to two homebuilding projects in Northern California totaling $5.7 million, one homebuilding project in Arizona for $0.8 million and one homebuilding project in the Carolinas for $0.8 million.  Excluding inventory impairment charges and previously capitalized interest costs, gross margin from home sales for the 2011 third quarter was 26.6%* versus 27.9%* for the 2011 second quarter.

The Company’s 2011 third quarter SG&A expenses (including Corporate G&A) were $39.1 million compared to $38.4 million for the 2011 second quarter and included noncash stock-based compensation expenses of $2.6 million and $3.5 million, respectively.  The Company’s 2011 third quarter SG&A expenses included $0.6 million in restructuring charges related to the implementation of our plan to reduce the fixed portion of our G&A expenses for 2012 by 10% as compared to 2011.  The Company’s 2011 third quarter SG&A rate from home sales was 16.2% versus 17.6% for the 2010 third quarter.  Excluding restructuring charges, the Company’s 2011 third quarter SG&A rate was 15.9%*.  The improvement in the Company’s SG&A rate was primarily the result of a 17% increase in revenues from home sales, partially offset by higher sales and marketing costs associated with new community openings. The Company’s G&A expenses (excluding incentive compensation and restructuring charges) were $22.8 million for the 2011 third quarter, and have remained stable, ranging from $22.4 million to $22.8 million per quarter since the 2010 first quarter.

Net new orders (excluding joint ventures) for the 2011 third quarter increased 38% from the 2010 third quarter to 764 homes on a 21% increase in the number of average active selling communities from 131 to 159.  The Company’s monthly sales absorption rate for the 2011 third quarter was 1.6 per community compared to 1.4 per community for the 2010 third quarter and 1.7 per community for the 2011 second quarter.  The Company’s cancellation rate for the 2011 third quarter was 16%, compared to 19% for the 2010 third quarter and 14% for the 2011 second quarter.  The total number of sales cancellations for the 2011 third quarter was 144, of which 81 cancellations related to homes in the Company’s 2011 third quarter beginning backlog and 63 related to orders generated during the quarter.

The dollar value of homes in backlog (excluding joint ventures) increased 42% to $304.8 million, or 848 homes, compared to $214.2 million, or 605 homes, for the 2010 third quarter, and increased 4% compared to $293.8 million, or 781 homes, for the 2011 second quarter.  The increase in backlog value was driven primarily by a 38% increase in net new orders as compared to the prior year period.

The Company used $78.5 million of cash in operating activities for the 2011 third quarter versus $67.4 million of cash used in operating activities in the 2010 third quarter.  Cash flows used in operating activities for the 2011 third quarter included cash land purchases and land development costs of $74.7 million and $31.7 million, respectively, compared to $91.3 million and $22.3 million, respectively, for the 2010 third quarter.  Excluding land and development costs, cash inflows from operating activities for the 2011 third quarter were $27.9 million* versus cash inflows of $46.1 million* in the 2010 third quarter.  The decrease in cash inflows from operating activities (excluding land and development costs) as compared to the 2010 third quarter was primarily due to a $47 million decrease in cash flows attributable to the timing of the origination and sale of mortgage loans held for sale by the Company’s financial services subsidiary, offset by the increase in cash inflows as a result of a 16% increase in deliveries compared to the prior year period.

During the 2011 third quarter, the Company approved the purchase of $55 million of land, comprised of 1,280 lots.  Approximately 46% of the land approved (based on land value) was for land located in California, 21% in Florida, 20% in Texas and 13% in the Carolinas.  During the same period, the Company purchased $74.7 million of land, comprised of 1,682 lots.  Approximately 62% of the land purchased (based on land value) is located in California and 24% in Florida, with the balance spread throughout the Company’s other operations.

Earnings Conference Call

A conference call to discuss the Company’s 2011 third quarter results will be held at 11:00 a.m. Eastern time October 28, 2011.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (888) 596-2581 (domestic) or (913) 312-0385 (international); Passcode: 1266541. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 1266541.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 114,000 homes during its 45-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, average home price, revenue, break-even absorption rate, profitability, cash flow, liquidity, gross margins, overhead expenses and other costs; strategy; the opening of new communities; the dollar value and timing of anticipated land purchases; the availability of land opportunities and our ability to consummate these opportunities; our growth; product mix; and the future condition of the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	September 30,	September 30,		Percentage	June 30,	Percentage
	2011	2010		or % Change	2011	or % Change
Operating Data	(Dollars in thousands)

Deliveries	697		599	16%	610	14%
Average selling price	$346		$345	0%	$335	3%
Home sale revenues	$241,434		$206,516	17%	$204,236	18%
Gross margin %	15.8%		23.5%	(7.7%)	17.0%	(1.2%)
Gross margin % from home sales (excluding impairments)*	18.8%		23.6%	(4.8%)	20.0%	(1.2%)
Gross margin % from home sales (excluding impairments and
interest amortized to cost of home sales)*	26.6%		29.7%	(3.1%)	27.9%	(1.3%)
Inventory impairments and deposit write-offs	$8,959	$	―	―	$5,959	50%
Severance and other charges	$631	$	―	―	$2,178	(71%)
Incentive compensation expense	$2,685		$3,350	(20%)	$2,505	7%
Selling expenses	$12,985		$10,544	23%	$11,306	15%
G&A expenses (excluding severance and other charges)	$22,823		$22,445	2%	$22,454	2%
SG&A expenses	$39,124		$36,339	8%	$38,443	2%
SG&A % from home sales	16.2%		17.6%	(1.4%)	18.8%	(2.6%)
SG&A % from home sales (excluding severance and other charges)*	15.9%		17.6%	(1.7%)	17.8%	(1.9%)

Net new orders	764		555	38%	764	―
Average active selling communities	159		131	21%	153	4%
Monthly sales absorption rate per community	1.6		1.4	14%	1.7	(6%)
Cancellation rate	16%		19%	(3%)	14%	2.0%
Gross cancellations	144		132	9%	129	12%
Cancellations from current quarter sales	63		50	26%	64	(2%)
Backlog (homes)	848		605	40%	781	9%
Backlog (dollar value)	$304,846		$214,237	42%	$293,804	4%

Cash flows (uses) from operating activities	$(78,464)		$(67,414)	(16%)	$(121,963)	36%
Cash flows (uses) from investing activities	$4,254		$(35,995)	112%	$(5,475)	178%
Cash flows (uses) from financing activities	$21,884		$(61,447)	136%	$12,938	69%
Land purchases (incl. seller financing and excl. JV investments)	$74,736		$94,672	(21%)	$92,171	(19%)
Adjusted Homebuilding EBITDA*	$28,350		$29,701	(5%)	$23,678	20%
Adjusted Homebuilding EBITDA Margin %*	11.7%		14.3%	(2.6%)	11.6%	0.1%
Homebuilding interest incurred	$35,273		$28,070	26%	$35,353	(0%)
Homebuilding interest capitalized to inventories owned	$29,329		$17,126	71%	$26,186	12%
Homebuilding interest capitalized to investments in JVs	$1,694		$687	147%	$1,723	(2%)
Interest amortized to cost of sales (incl. cost of land sales)	$18,853		$12,546	50%	$16,146	17%

	As of
	September 30,	June 30,	Percentage	December 31,	Percentage
	2011	2011	or % Change	2010	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$451,192	$507,207	(11%)	$748,754	(40%)
Inventories owned	$1,450,827	$1,382,744	5%	$1,181,697	23%
Lots owned and controlled	26,826	26,403	2%	23,549	14%
Homes under construction	1,193	1,000	19%	568	110%
Completed specs	296	330	(10%)	512	(42%)
Deferred tax asset valuation allowance	$520,285	$523,288	(1%)	$516,366	1%
Homebuilding debt	$1,323,724	$1,322,564	0%	$1,320,254	0%
Joint venture recourse debt	$ ―	$ ―	―	$3,865	(100%)
Stockholders' equity	$604,931	$607,269	(0%)	$621,862	(3%)
Stockholders' equity per share (including if-converted
preferred stock)*	$1.77	$1.78	(1%)	$1.83	(3%)
Total debt to book capitalization*	69.5%	69.1%	0.4%	68.5%	1.0%
Adjusted net homebuilding debt to total adjusted
book capitalization*	59.1%	57.3%	1.8%	47.9%	11.2%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$241,434	$206,516	$589,369	$698,138
Land sale revenues	359	950	468	1,856
Total revenues	241,793	207,466	589,837	699,994
Cost of home sales	(203,188)	(157,677)	(486,933)	(543,400)
Cost of land sales	(359)	(954)	(473)	(1,628)
Total cost of sales	(203,547)	(158,631)	(487,406)	(545,028)
Gross margin	38,246	48,835	102,431	154,966
Gross margin %	15.8%	23.5%	17.4%	22.1%
Selling, general and administrative expenses	(39,124)	(36,339)	(109,828)	(112,504)
Income (loss) from unconsolidated joint ventures	(455)	1,801	(1,091)	1,141
Interest expense	(4,250)	(10,257)	(22,209)	(32,721)
Loss on early extinguishment of debt	―	(999)	―	(6,189)
Other income (expense)	(1,948)	1,035	(679)	4,277
Homebuilding pretax income (loss)	(7,531)	4,076	(31,376)	8,970
Financial Services:
Revenues	3,529	3,430	7,124	9,711
Expenses	(2,324)	(2,721)	(7,171)	(8,026)
Other income	42	30	98	111
Financial services pretax income	1,247	739	51	1,796
Income (loss) before income taxes	(6,284)	4,815	(31,325)	10,766
Provision for income taxes	(150)	(272)	(425)	(633)
Net income (loss)	(6,434)	4,543	(31,750)	10,133
Less: Net (income) loss allocated to preferred shareholder	2,780	(2,676)	13,743	(5,982)
Net income (loss) available to common stockholders	$(3,654)	$1,867	$(18,007)	$4,151

Income (Loss) Per Common Share:
Basic	$(0.02)	$0.02	$(0.09)	$0.04
Diluted	$(0.02)	$0.02	$(0.09)	$0.04

Weighted Average Common Shares Outstanding:
Basic	194,311,129	103,100,974	193,686,614	102,582,491
Diluted	194,311,129	106,137,371	193,686,614	111,005,597

Weighted average additional common shares outstanding
if preferred shares converted to common shares	147,812,786	147,812,786	147,812,786	147,812,786

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$420,010	$720,516
Restricted cash	31,182	28,238
Trade and other receivables	18,476	6,167
Inventories:
Owned	1,450,827	1,181,697
Not owned	61,603	18,999
Investments in unconsolidated joint ventures	76,058	73,861
Deferred income taxes, net	6,320	9,269
Other assets	38,650	38,175
Total Homebuilding Assets	2,103,126	2,076,922
Financial Services:
Cash and equivalents	11,339	10,855
Restricted cash	1,745	2,870
Mortgage loans held for sale, net	50,049	30,279
Mortgage loans held for investment, net	10,329	9,904
Other assets	5,210	2,293
Total Financial Services Assets	78,672	56,201
Total Assets	$2,181,798	$2,133,123

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$22,605	$16,716
Accrued liabilities	176,698	143,127
Secured project debt and other notes payable	3,899	4,738
Senior notes payable	1,274,532	1,272,977
Senior subordinated notes payable	45,293	42,539
Total Homebuilding Liabilities	1,523,027	1,480,097
Financial Services:
Accounts payable and other liabilities	1,312	820
Mortgage credit facilities	52,528	30,344
Total Financial Services Liabilities	53,840	31,164
Total Liabilities	1,576,867	1,511,261

Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 shares
issued and outstanding at September 30, 2011 and December 31, 2010	5	5
Common stock, $0.01 par value; 600,000,000 shares authorized; 198,456,463 and 196,641,551 shares issued and outstanding at September 30, 2011
and December 31, 2010, respectively	1,984	1,966
Additional paid-in capital	1,237,304	1,227,292
Accumulated deficit	(624,102)	(592,352)
Accumulated other comprehensive loss, net of tax	(10,260)	(15,049)
Total Equity	604,931	621,862
Total Liabilities and Equity	$2,181,798	$2,133,123

INVENTORIES

	September 30,	December 31,
	2011	2010
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$971,662	$801,681
Homes completed and under construction	370,516	281,780
Model homes	108,649	98,236
Total inventories owned	$1,450,827	$1,181,697

Inventories Owned by Segment:
California	$889,362	$727,317
Southwest	281,601	222,791
Southeast	279,864	231,589
Total inventories owned	$1,450,827	$1,181,697

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income (loss)	$(6,434)	$4,543	$(31,750)	$10,133
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Loss on early extinguishment of debt	―	999	―	6,189
Amortization of stock-based compensation	2,635	3,115	8,094	8,598
Inventory impairment charges and deposit write-offs	8,959	―	14,918	―
Other operating activities	1,343	(1,041)	3,901	1,589
Changes in cash and equivalents due to:
Trade and other receivables	(816)	579	(12,309)	(983)
Mortgage loans held for sale	(14,967)	31,621	(19,737)	5,846
Inventories - owned	(67,719)	(83,309)	(261,777)	(120,420)
Inventories - not owned	(4,859)	(6,520)	(17,659)	(24,070)
Other assets	(2,341)	(596)	(313)	108,846
Accounts payable and accrued liabilities	5,735	(16,805)	6,055	(24,223)
Net cash provided by (used in) operating activities	(78,464)	(67,414)	(310,577)	(28,495)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(2,484)	(35,152)	(11,304)	(37,434)
Other investing activities	6,738	(843)	6,034	(1,020)
Net cash provided by (used in) investing activities	4,254	(35,995)	(5,270)	(38,454)

Cash Flows From Financing Activities:
Change in restricted cash	3,757	(1,966)	(1,819)	(1,588)
Principal payments on secured project debt and other notes payable	(316)	(24,160)	(839)	(83,407)
Principal payments on senior and senior subordinated notes payable	―	(5,910)	―	(195,869)
Proceeds from the issuance of senior notes payable	―	―	―	300,000
Payment of debt issuance costs	―	―	(4,575)	(5,506)
Net proceeds from (payments on) mortgage credit facilities	17,655	(29,524)	22,184	(5,393)
Other financing activities	788	113	874	2,481
Net cash provided by (used in) financing activities	21,884	(61,447)	15,825	10,718

Net increase (decrease) in cash and equivalents	(52,326)	(164,856)	(300,022)	(56,231)
Cash and equivalents at beginning of period	483,675	704,184	731,371	595,559
Cash and equivalents at end of period	$431,349	$539,328	$431,349	$539,328

Cash and equivalents at end of period	$431,349	$539,328	$431,349	$539,328
Homebuilding restricted cash at end of period	31,182	16,983	31,182	16,983
Financial services restricted cash at end of period	1,745	2,870	1,745	2,870
Cash and equivalents and restricted cash at end of period	$464,276	$559,181	$464,276	$559,181

REGIONAL OPERATING DATA

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
New homes delivered:
California	295	234	26%	696	826	(16%)
Arizona	37	45	(18%)	115	154	(25%)
Texas	113	95	19%	285	286	(0%)
Colorado	25	28	(11%)	69	93	(26%)
Nevada	2	6	(67%)	12	15	(20%)
Florida	120	103	17%	293	347	(16%)
Carolinas	105	88	19%	276	306	(10%)
Consolidated total	697	599	16%	1,746	2,027	(14%)
Unconsolidated joint ventures	13	12	8%	27	40	(33%)
Total (including joint ventures)	710	611	16%	1,773	2,067	(14%)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$496	$508	(2%)	$487	$502	(3%)
Arizona	195	214	(9%)	204	204	―
Texas	281	291	(3%)	290	294	(1%)
Colorado	307	302	2%	308	296	4%
Nevada	192	208	(8%)	194	201	(3%)
Florida	202	196	3%	200	192	4%
Carolinas	226	230	(2%)	225	231	(3%)
Consolidated	346	345	0%	338	344	(2%)
Unconsolidated joint ventures	356	456	(22%)	409	467	(12%)
Total (including joint ventures)	$347	$347	―	$339	$347	(2%)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Net new orders:
California	286	223	28%	831	824	1%
Arizona	57	39	46%	136	145	(6%)
Texas	117	76	54%	376	277	36%
Colorado	24	26	(8%)	75	77	(3%)
Nevada	4	11	(64%)	7	26	(73%)
Florida	154	98	57%	411	356	15%
Carolinas	122	82	49%	344	328	5%
Consolidated total	764	555	38%	2,180	2,033	7%
Unconsolidated joint ventures	7	10	(30%)	23	38	(39%)
Total (including joint ventures)	771	565	36%	2,203	2,071	6%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Average number of selling communities
during the period:
California	52	46	13%	50	45	11%
Arizona	10	10	―	9	9	―
Texas	22	16	38%	21	17	24%
Colorado	5	4	25%	5	5	―
Nevada	1	1	―	1	1	―
Florida	38	28	36%	36	26	38%
Carolinas	31	26	19%	28	25	12%
Consolidated total	159	131	21%	150	128	17%
Unconsolidated joint ventures	3	3	―	3	3	―
Total (including joint ventures)	162	134	21%	153	131	17%

REGIONAL OPERATING DATA (Continued)

	At September 30,
	2011		2010		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	254	$145,043	245	$123,083	4%	18%
Arizona	57	11,229	38	8,184	50%	37%
Texas	190	57,468	100	30,907	90%	86%
Colorado	36	12,362	38	11,412	(5%)	8%
Nevada	3	565	11	2,220	(73%)	(75%)
Florida	185	45,781	87	18,291	113%	150%
Carolinas	123	32,398	86	20,140	43%	61%
Consolidated total	848	304,846	605	214,237	40%	42%
Unconsolidated joint ventures	1	409	7	3,148	(86%)	(87%)
Total (including joint ventures)	849	$305,255	612	$217,385	39%	40%

	At September 30,
	2011	2010	% Change
Lots owned and controlled:
California	9,527	9,646	(1%)
Arizona	1,860	1,982	(6%)
Texas	4,120	2,448	68%
Colorado	718	392	83%
Nevada	1,136	1,203	(6%)
Florida	6,554	5,001	31%
Carolinas	2,911	2,578	13%
Total (including joint ventures)	26,826	23,250	15%

Lots owned	20,139	17,468	15%
Lots optioned or subject to contract	5,392	4,320	25%
Joint venture lots	1,295	1,462	(11%)
Total (including joint ventures)	26,826	23,250	15%

Lots owned:
Raw lots	4,202	3,372	25%
Lots under development	4,326	2,878	50%
Finished lots	5,982	5,965	0%
Under construction or completed homes	1,961	1,730	13%
Held for sale	3,668	3,523	4%
Total	20,139	17,468	15%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's net loss to net income excluding inventory impairment charges and deposit write-offs (net of a 39% income tax benefit), restructuring charges (net of a 39% income tax benefit), and the deferred tax asset valuation allowance related to these charges.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding these charges and provides comparability with the Company’s peer group.  Net income excluding inventory impairment charges and deposit write-offs (net of income tax benefit), restructuring charges (net of income tax benefit), and the deferred tax asset valuation allowance related to these charges for the three months ended September 30, 2011 is calculated as follows:

Three Months Ended
September 30, 2011
(Dollars in thousands)

Net loss	$(6,434)
Add: Inventory impairment charges and deposit write-offs,
net of income tax benefit	5,465
Add: Restructuring charges, net of income tax benefit	385
Add: Net deferred tax asset valuation allowance	3,740
Net income, as adjusted	$3,156

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding housing inventory impairment charges and interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	September 30, 2011	Gross Margin %	September 30, 2010	Gross Margin %	June 30, 2011	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$241,434		$206,516		$204,236
Less: Cost of home sales	(203,188)		(157,677)		(169,433)
Gross margin from home sales	38,246	15.8%	48,839	23.6%	34,803	17.0%
Add: Housing inventory impairment charges	7,230		―		5,959
Gross margin from home sales, excluding
impairment charges	45,476	18.8%	48,839	23.6%	40,762	20.0%
Add: Capitalized interest included in cost
of home sales	18,776	7.8%	12,546	6.1%	16,108	7.9%
Gross margin from home sales, excluding
impairment charges and interest amortized
to cost of home sales	$64,252	26.6%	$61,385	29.7%	$56,870	27.9%

The table set forth below reconciles the Company’s SG&A expenses to SG&A expenses excluding restructuring, severance and other charges related to management changes.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding these charges.

	Three Months Ended
	September 30, 2011	September 30, 2010	June 30, 2011
	(Dollars in thousands)

Selling, general and administrative expenses	$39,124	$36,339	$38,443
Less: Restructuring, severance and other charges	(631)	―	(2,178)
Selling, general and administrative expenses, excluding restructuring, severance and other charges	$38,493	$36,339	$36,265
SG&A % from home sales, excluding restructuring, severance and other charges	15.9%	17.6%	17.8%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s cash flows from operations to cash flows from operations excluding land purchases and development costs.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and development costs.

	Three Months Ended
	September 30, 2011	September 30, 2010	June 30, 2011
	(Dollars in thousands)

Cash flows from (used in) operations	$(78,464)	$(67,414)	$(121,963)
Add: Cash land purchases	74,736	91,272	92,171
Add: Land development costs	31,673	22,282	31,642
Cash flows from operations (excluding land purchases and development costs)	$27,945	$46,140	$1,850

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended September 30,
	September 30, 2011	September 30, 2010	June 30, 2011	2011	2010
	(Dollars in thousands)

Net income (loss)	$(6,434)	$4,543	$(10,519)	$(53,607)	$92,796
Provision (benefit) for income taxes	150	272	175	(765)	(95,930)
Homebuilding interest amortized to cost of sales and interest expense	23,103	22,803	23,590	90,539	117,692
Homebuilding depreciation and amortization	687	479	663	2,512	2,201
Amortization of stock-based compensation	2,635	3,115	3,537	11,344	14,203
EBITDA	20,141	31,212	17,446	50,023	130,962
Add:
Cash distributions of income from unconsolidated joint ventures	―	―	―	20	3,139
Impairment charges and deposit write-offs	8,959	―	5,959	16,836	11,192
Loss on early extinguishment of debt	―	999	―	23,839	9,663
Less:
Income (loss) from unconsolidated joint ventures	(455)	1,801	(379)	(1,066)	874
Income (loss) from financial services subsidiary	1,205	709	106	(154)	1,927
Adjusted Homebuilding EBITDA	$28,350	$29,701	$23,678	$91,938	$152,155
Homebuilding revenues	$241,793	$207,466	$204,345	$802,261	$1,039,773
Adjusted Homebuilding EBITDA Margin %	11.7%	14.3%	11.6%	11.5%	14.6%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended September 30,
	September 30, 2011	September 30, 2010	June 30, 2011	2011	2010
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(78,464)	$(67,414)	$(121,963)	$(363,040)	$81,170
Add:
Provision (benefit) for income taxes	150	272	175	(765)	(95,930)
Homebuilding interest amortized to cost of sales and interest expense	23,103	22,803	23,590	90,539	117,692
Excess tax benefits from share-based payment arrangements	―	―	―	―	324
Less:
Income (loss) from financial services subsidiary	1,205	709	106	(154)	1,927
Depreciation and amortization from financial services subsidiary	17	280	233	937	753
(Gain) loss on disposal of property and equipment	184	1	(2)	182	1,237
Net changes in operating assets and liabilities:
Trade and other receivables	816	(579)	10,330	4,785	(3,993)
Mortgage loans held for sale	14,967	(31,621)	15,064	13,418	(7,548)
Inventories-owned	67,719	83,309	88,912	290,063	35,883
Inventories-not owned	4,859	6,520	9,990	21,450	25,413
Deferred income taxes, net of valuation allowance	―	―	―	―	96,562
Other assets	2,341	596	1,112	(2,337)	(110,433)
Accounts payable and accrued liabilities	(5,735)	16,805	(3,195)	38,790	16,932
Adjusted Homebuilding EBITDA	$28,350	$29,701	$23,678	$91,938	$152,155

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness included in liabilities from inventories not owned, indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
	(Dollars in thousands)

Total consolidated debt	$1,376,252	$1,357,437	$1,350,598	$1,252,388
Less:
Financial services indebtedness	(52,528)	(34,873)	(30,344)	(35,602)
Homebuilding cash	(451,192)	(507,207)	(748,754)	(546,096)
Adjusted net homebuilding debt	872,532	815,357	571,500	670,690
Stockholders' equity	604,931	607,269	621,862	453,475
Total adjusted book capitalization	$1,477,463	$1,422,626	$1,193,362	$1,124,165
Total debt to book capitalization	69.5%	69.1%	68.5%	73.4%
Adjusted net homebuilding debt to total adjusted
book capitalization ratio	59.1%	57.3%	47.9%	59.7%

The table set forth below calculates pro forma stockholders’ equity per common share.  The pro forma common shares outstanding include the if-converted Series B Preferred Stock, and excludes 3.9 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect of the issuance of preferred shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.

	September 30,	June 30,	December 31,
	2011	2011		2010

Actual common shares outstanding	198,456,463	197,779,108		196,641,551
Add: Conversion of preferred shares to common shares	147,812,786	147,812,786		147,812,786
Less: Common shares outstanding under share lending facility	(3,919,904)	(3,919,904)		(3,919,904)
Pro forma common shares outstanding	342,349,345	341,671,990		340,534,433

Stockholders' equity (actual amounts rounded to nearest thousand)	$604,931,000	$607,269,000		$621,862,000
Divided by pro forma common shares outstanding	÷ 342,349,345	÷ 341,671,990	÷	340,534,433
Pro forma stockholders' equity per common share	$1.77	$1.78		$1.83